UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 3, 2019

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

INTRODUCTORY NOTE

As previously reported, on October 18, 2018, Oncor Electric Delivery Company LLC (“Oncor”) entered into an Agreement and Plan of Merger among Oncor, 1912 Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Oncor, Oncor T&D Partners, LP, a Delaware limited partnership and a wholly-owned indirect subsidiary of Oncor, InfraREIT, Inc., a Maryland corporation (“InfraREIT”), and InfraREIT Partners, LP, a Delaware limited partnership (“InfraREIT Partners”) pursuant to which Oncor will acquire all of the equity interests of InfraREIT and its subsidiary, InfraREIT Partners (the “InfraREIT Acquisition”). InfraREIT’s stockholders and the limited partners of InfraREIT Partners will receive $21.00 in cash per share of common stock or limited partnership unit, as applicable. Total purchase price based on the number of shares and limited partnership units of InfraREIT and InfraREIT Partners currently outstanding is approximately $1.275 billion, plus Oncor will bear certain transaction costs incurred by InfraREIT (including a management agreement termination fee of approximately $40.5 million that InfraREIT has agreed to pay Hunt Consolidated, Inc. at closing). The acquisition also includes InfraREIT’s outstanding debt, which is held by InfraREIT’s subsidiaries, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”) and Transmission and Distribution Company, L.L.C. (“TDC”), and totaled approximately $946 million at March 31, 2019. The InfraREIT Acquisition is subject to the satisfaction of various closing conditions, including approval by the Public Utility Commission of Texas.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 3, 2019, Oncor entered into a Note Purchase Agreement (the “Prudential Note Purchase Agreement”) with The Prudential Insurance Company of America and certain of its affiliates (the “Prudential Holders”) which provides for the exchange of certain existing senior notes held by the Prudential Holders and issued by InfraREIT’s subsidiaries, SDTS and TDC, for newly issued Oncor senior notes following the closing of the InfraREIT Acquisition. The Note Purchase Agreement provides that, substantially contemporaneously with and immediately after the closing of the InfraREIT Acquisition, Oncor will issue (i) $86,711,551.03 aggregate principal amount of newly issued Oncor 6.47% Senior Notes, Series A, due September 30, 2030 (the “2030 Notes”), in exchange for a like principal amount of SDTS’s currently outstanding 6.47% Senior Notes due September 30, 2030 (the “Existing 2030 Notes”), (ii) $37,761,590.15 aggregate principal amount of newly issued Oncor 7.25% Senior Notes, Series B, due December 30, 2029 (the “2029 Notes,”) in exchange for a like principal amount of SDTS’s currently outstanding 7.25% Senior Notes due December 30, 2029 (the “Existing 2029 Notes”), and (iii) $14,375,000 aggregate principal amount of newly issued Oncor 8.5% Senior Notes, Series C, due December 30, 2020 (the “2020 Notes” and, together with the 2030 Notes and the 2029 Notes, the “New Prudential Notes”) in exchange for a like principal amount of TDC’s currently outstanding 8.5% Senior Notes due December 30, 2020 (the “Existing 2020 Notes” and together with the Existing 2030 Notes and the Existing 2029 Notes, the “Existing Prudential Notes”).

On May 6, 2019, Oncor entered into a Note Purchase Agreement (the “AB Note Purchase Agreement” and, together with the Prudential Note Purchase Agreement, the “Note Purchase Agreements”) with the purchasers named therein (the “AB Holders”) which provides for the exchange of certain existing senior notes of SDTS held by the AB Holders for newly issued Oncor senior notes following the closing of the InfraREIT Acquisition. The AB Note Purchase Agreement provides that, substantially contemporaneously with and immediately after the closing of the InfraREIT Acquisition, Oncor will issue (i) $174 million aggregate principal amount of newly issued Oncor 3.86% Senior Notes, Series A, due December 3, 2025 (the “2025 Notes”), in exchange for a like principal amount of SDTS’s currently outstanding 3.86% Senior Notes due December 3, 2025 (the “Existing 2025 Notes”), and (ii) $38 million aggregate principal amount of newly issued Oncor 3.86% Senior Notes, Series B, due January 14, 2026 (the “2026 Notes,” and together with the New Prudential Notes and the 2025 Notes, the “New Notes”) in exchange for a like principal amount of SDTS’s currently outstanding 3.86% Senior Notes due January 14, 2026 (the “Existing 2026 Notes” and together with the Existing Prudential Notes and the Existing 2025 Notes, the “Existing Notes”).

The exchange of the Existing Notes for the New Notes is subject to the satisfaction of certain closing conditions specified in the Note Purchase Agreements, which include the consummation of the InfraREIT Acquisition. Oncor will receive no proceeds from the exchange of the Existing Notes for the New Notes.

Oncor’s obligations under the New Notes will be secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”) dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”).

The 2030 Notes will bear interest at a rate of 6.47% per annum and mature on September 30, 2030, the 2029 Notes will bear interest at a rate of 7.25% per annum and mature on December 30, 2029, and the 2020 Notes will bear interest at a rate of 8.5% per annum and mature on December 30, 2020. Interest and the applicable principal prepayment for the New Prudential Notes will be payable in cash on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2019, in accordance with the respective amortization schedule for each set forth in the Prudential Note Purchase Agreement.

The 2025 Notes will bear interest at a rate of 3.86% per annum and mature on December 3, 2025, with interest on the 2025 Notes payable in cash on June 3 and December 3 of each year. The 2026 Notes will bear interest at a rate of 3.86% per annum and mature on January 14, 2026, with interest on the 2026 Notes payable in cash on January 14 and July 14 of each year.

The Note Purchase Agreements also provide that the New Notes may be prepaid at any time, in whole or in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” amount. In addition, the Note Purchase Agreements provide for certain optional prepayments without a make-whole amount upon the occurrence of certain events, including a change in control of Oncor.

The Note Purchase Agreements contain customary covenants restricting, subject to certain exceptions, Oncor from, among other things, incurring certain senior indebtedness and completing certain dispositions of assets. In addition, the Note Purchase Agreements require that Oncor maintain a maximum consolidated senior debt to capitalization ratio of 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The Note Purchase Agreements also contain customary events of default, including, among others, the failure to pay principal or interest on the New Notes when due and certain cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in excess of $100 million that are not discharged or stayed within 60 days, the occurrence of which would allow the holders of the New Notes to accelerate all amounts owed pursuant to the New Notes.

A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, the First Amendment to the Deed of Trust dated March 2, 2009 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust dated September 3, 2010 between Oncor and the Collateral Agent was filed by Oncor as an exhibit on its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust dated November 10, 2011 between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein. The Note Purchase Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the Deed of Trust, as amended, and the Note Purchase Agreements are qualified in their entirety by reference to the Deed of Trust and the Note Purchase Agreements, respectively.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The description under Item 1.01 is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of May 3, 2019, between Oncor Electric Delivery Company LLC and the purchasers listed therein for Oncor Electric Delivery Company LLC’s 6.47% Senior Notes, Series A, due September 30, 2030, 7.25% Senior Notes, Series B, due December 30, 2029, and 8.5% Senior Notes, Series C, due December 30, 2020.

10.2	Note Purchase Agreement, dated May 6, 2019, between Oncor Electric Delivery Company LLC and the purchasers listed therein for Oncor Electric Delivery Company LLC’s 3.86% Senior Notes, Series A, Due December 3, 2025 and 3.86% Senior Notes, Series B, Due January 14, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: May 7, 2019